EXHIBIT 99.1

            Denison International Meets Q2 2003 Earnings Expectations

                   Q2 2003 net sales 17% above Q2 2002 with Q2
                     order receipts totaling $48.6 million

MARYSVILLE, Ohio -- (BUSINESS WIRE)--July 14, 2003--Denison International plc (NASDAQ:DENHY) today reported results for its second quarter and six months ended June 30, 2003.

Special Note:

Effective January 1, 2002 Denison International (the "Company") adopted Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" (SFAS 142). In 2002, the Company also adopted Statement of Financial Accounting Standards No. 141 "Business Combinations" (SFAS 141), which requires that in a business combination in which the fair value of the net assets acquired exceeds cost, any residual negative goodwill is recognized as an extraordinary gain in the period in which the business combination is initially recognized. At the time of adoption of SFAS 142 the Company was carrying a balance of negative goodwill of $1.858 million. In accordance with SFAS 141, upon the adoption of SFAS 142, the negative goodwill balance was written-off in the first quarter of 2002 and recorded as a Change in Accounting Principle. For comparative purposes, the table below summarizes the impact of the accounting change related to the negative goodwill, on 2003 and 2002 results:

               $000                        Q2 2003   Q2 2002  YTD 2003  YTD 2002
               ----                        -------   -------  --------  --------

Diluted EPS before Cumulative Effect
  of Change in Accounting Principle         $0.38     $0.32     $0.75    $0.59

Cumulative Effect of Change
  in Accounting Principle                   $ -0-     $ -0-     $ -0-    $0.18
                                            -----     -----     -----    -----
Reported Diluted EPS                        $0.38     $0.32     $0.75    $0.77
                                            =====     =====     =====    =====

Quarterly Results

For the three months ended June 30, 2003, the Company's net sales increased 17% to $46.4 million from second quarter 2002 net sales of $39.6 million. Net income for the current quarter increased 10.2%, or $0.3 million, to $3.8 million, from $3.4 million recorded in the comparable quarter a year ago. Reported diluted earnings per share of $0.38 for the current second quarter were $0.06 per share higher than second quarter 2002 results.

Gross margin as a percent of sales of 35.5% in the current second quarter was favorable to a gross margin of 35.3% for the same quarter of 2002. SG&A, as a percent of sales, was 24.7% for the second quarter of 2003 versus 25.0% for the second quarter of 2002. Operating income for the second quarter 2003 was $5.0 million, up $0.9 million or 22% from second quarter 2002. Operating margin, as a percent of net sales, was 10.8% for the three months ended June 30, 2003 versus 10.4% for the same period of 2002. The effective tax rate for the three months ended June 30, 2003 was 26.1%, compared to a 2002 effective tax rate of 20.7%, after recognition of certain deferred tax assets for the Company's German operations.

Six Month Results

For the six months ended June 30, 2003, net sales increased 17% to $90.8 million versus net sales of $77.8 million for the comparable period of 2002. Net income for the six months ended June 30, 2003 increased to $7.5 million compared with $6.4 million, before the cumulative effect of a change in accounting principal, recorded for the comparable period of 2002, resulting from higher revenues. Net income per diluted share for the six months ended June 30, 2003 was $0.75 as compared to $0.59, before the cumulative effect of a change in accounting principle recorded in 2002.

Gross margin, as a percent of sales, increased to 35.9% for the six months ended June 30, 2003, from 35.5% a year ago. SG&A, as a percent of sales, was 24.7% for both periods. Operating income increased by $1.8 million, or 20.2%, for the six months ended June 30, 2003 versus 2002 results.

Net working capital at the end of June 2003 was $99.7 million, compared to $92.7 million at March 2003. While several of the components of working capital decreased from March 31, 2003 in local currencies, the Company benefited from a favorable Euro to dollar currency exchange rate on its European operations versus those at the end of the first quarter of 2003 resulting in increased working capital. Cash flow from operations was strong, totaling $8.3 million for the six months ended June 30, 2003 versus $4.4 million for the comparable period in 2002. Cash, net of debt, at June 30, 2003 increased 24% to $47.9 million compared to $39.2 million at March 31, 2003. No shares were repurchased in the current quarter under the Company's Share Repurchase Program.

Order Activity

Order receipts for the second quarter of 2003 increased 20.4% from a year ago to $48.6 million, or 4.7% on a currency adjusted volume basis. North American order receipts were unfavorable by 3.0% versus the second quarter of 2002, mirroring the overall downward trend in the North American hydraulics industry, while European orders remained strong, increasing 39.6%, or 13.6% on a currency adjusted volume basis. Asia-Pacific orders decreased by 2.3%, or 8.2% on a currency adjusted volume basis, reflecting the impact of SARS and related health concerns, particularly in the China region, which has hampered business activity. Order backlog at June 30, 2003 increased 11.4%, or $3.4 million, to $33.1 million compared to $29.7 million at March 31, 2003.

Year to date 2003 order receipts of $95.2 million increased $16.6 million, or 21.1% versus 2002, or 6.1% on a currency adjusted volume basis. European orders continue to show growth with YTD 2003 orders up 10.5% versus 2002 on a volume basis. North American orders were 3.1% favorable to the prior year on a volume basis, 4.6% on an actual basis, despite the difficult conditions experienced in the North American hydraulics industry. Asia-Pacific orders year to date for 2003 were unfavorable by 4% on a volume basis.

CEO Comments and Outlook

Commenting on the performance, President and CEO David Weir said "We added to the strong start we experienced in the first quarter of 2003, particularly in our European operations. We surpassed the sales growth of the 2003 first quarter, again posting record sales of $46.4 million in our second quarter, helped in part from the continuing weaker dollar/Euro relationship. While second quarter 2003 sales results in our North American operations were weaker than 2002, we did see a modest increase in North American sales on a year to date basis. With SARS and the related health concerns that have slowed business activity in the Asia region subsiding, we are anticipating a return of the growth previously experienced in that region as we enter the third quarter. EPS increased by $0.06 per share for the second quarter versus 2002, and is up 27% year to date 2003 on a comparable accounting basis."

Weir concluded, "Order intake during the quarter was up 20.4% over the same period in 2002 to $48.6 million, and our order backlog of $33 million indicates a continuation of the strong trend we have experienced this year. Our balance sheet remains strong with cash net of borrowings increasing nearly $9 million from year end 2002 to $48 million or $4.80 per share."

Segment Results

Sales in Europe increased 28.9%, or 5.4% on a currency adjusted basis, to $28.3 million for the current quarter versus $21.9 million recorded in the 2002 second quarter. Sales in the Asia-Pacific region increased 6.4% to $6.2 million versus $5.8 million recorded in the second quarter of 2002, and were equal to 2002 second quarter sales on a volume basis. North American sales of $11.9 million were equal to second quarter 2002 sales results.

The European segment recorded operating income of $3.6 million for the second quarter, up $0.7 million or 22.6% versus the same period of 2002. Asia-Pacific recorded operating income of $0.4 million, in line with 2002 results. North America reported operating income of $0.5 million for the current quarter, compared to operating income of $0.7 million for the second quarter of 2002.

Year to date sales in the European segment were $55.2 million, up $11.9 million or 27.5% over 2002 results, and were favorable by 4.6% on a currency adjusted volume basis. Sales in the Asia-Pacific segment for the first six months of 2003 were $11.7 million, favorable by 6.5% on an actual basis and equal to 2002 on a volume basis.

North American year to date 2003 sales of $23.9 million were 1.6% favorable to 2002 on an actual basis and in line with 2002 results on a volume basis.

European operating income increased $1.4 million or 22.8% year to date for 2003 versus 2002 results. North American operating income increased 52.8%, or $0.6 million, resulting from increased operating efficiencies at the Company's Marysville, Ohio manufacturing facility. Asia-Pacific operating income of $0.7 million was in line with 2002 results.

Denison International plc (NASDAQ:DENHY), is an industrial manufacturer and servicer of highly engineered hydraulic fluid power systems and components. For more information about our products and services, please visit us at www.denisonhydraulics.com

Notice of Conference call: Denison's conference call will be held on Thursday, July 15, 2003 at 11:30 a.m. ET to discuss the Company's second quarter 2003 results and will be available to all interested parties via live audio webcast or through archive on the company's website at www.denisonhydraulics.com.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Act of 1995. Such forward-looking statements, including statements in the CEO Comments paragraph regarding future prospects and performance, are subject to certain risks and uncertainties, which could cause actual results to differ materially from those currently anticipated. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:                  Bruce A. Smith                     Melodye Demastus
                           Sr. Vice President & CFO           Melrose Consulting
                           (937) 644-4437                     (614) 771-0860

                        -three pages of tables to follow-

                            DENISON INTERNATIONAL plc
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

($000 except share data)                                       (unaudited)                             (unaudited)
                                                           Three Months Ended                       Six Months Ended
                                                                 June 30                                  June 30
                                                         ------------------------                 ----------------------
                                                         2003                2002                 2003              2002
                                                         ----                ----                 ----              ----
Net Sales                                               46,356              39,620                90,800           77,806
Cost of Sales                                           29,893              25,618                58,186           50,208
                                                        ------              ------                ------           ------
   Gross Profit                                         16,463              14,002                32,614           27,598
         %                                               35.5%               35.3%                 35.9%            35.5%
S,G&A                                                   11,470               9,890                22,472           19,228
                                                        ------               -----                ------           ------
   Operating Income                                      4,993               4,112                10,142            8,370
            %                                            10.8%               10.4%                 11.2%            10.8%
Other Income/(expense)                                   (183)                (53)                  (92)            (222)
Net Interest Income                                        274                 236                   375              443
                                                           ---                 ---                   ---              ---
   Income Before Taxes                                   5,084               4,295                10,425            8,591
Tax Provision                                            1,330                 889                 2,929            2,218
                                                         -----                 ---                 -----            -----
Net Income, Before Cumulative Effect of a
change in Accounting Principle                           3,754               3,406                 7,496            6,373

Cumulative Effect of a Change in
Accounting Principle, Net of Taxes                           0                   0                     0            1,858

Net Income, After Cumulative Effect of a
Change in Accounting Principle                           3,754               3,406                 7,496            8,231
                                                         =====               =====                 =====            =====

Basic Earnings Per Share, Before
Cumulative Effect of a change in
Accounting Principle                                     $0.38               $0.32                 $0.75            $0.60

Cumulative Effect of a Change in
Accounting Principle                                        $0                  $0                    $0            $0.18
                                                            --                  --                    --            -----
Basic Earnings per Share                                 $0.38               $0.32                 $0.75            $0.78
                                                         =====               =====                 =====            =====
Diluted Earnings Per Share                               $0.38               $0.32                 $0.75            $0.77
                                                         =====               =====                 =====            =====
Basic Shares for Period                              9,934,100          10,567,700             9,972,374       10,567,700
                                                     =========          ==========             =========       ==========
Diluted Shares for Period                            9,983,430          10,640,443            10,004,275       10,621,923
                                                     =========          ==========            ==========       ==========

                            DENISON INTERNATIONAL plc
                      CONDENSED CONSOLIDATED BALANCE SHEETS

USD-(000's)                                           (unaudited)    (audited)
                                                       June 30,     December 31,
                                                         2003           2002
                                                      -----------   ------------

Current assets:
  Cash & cash equivalents                               $ 48,749      $ 39,752
  Accounts receivable, net                                39,455        32,554
  Inventories                                             45,655        42,677
  Other current assets                                     5,040         5,590
                                                        --------      --------
    Total current assets                                 138,899       120,573

  Property, plant & equipment, net                        32,066        31,132
  Other assets                                            16,518        17,834
                                                        --------      --------
    Total assets                                        $187,483      $169,539
                                                        ========      ========

Current liabilities:
  Notes payable to bank                                 $    895      $    898
  Accounts payable and other
   accrued liabilities                                    38,353        33,925
                                                        --------      --------
    Total current liabilities                             39,248        34,823
  Noncurrent liabilities                                  19,222        18,360

Shareholders equity:
  Retained earnings                                      116,063       109,900
  Other shareholders equity                               12,950         6,456
                                                        --------      --------
    Total shareholders equity                            129,013       116,356

    Total liabilities and
      shareholders equity                               $187,483      $169,539
                                                        ========      ========

                            DENISON INTERNATIONAL plc
                               SEGMENT INFORMATION

                                         Three Months Ended    Six Months Ended
  ($000)                                       June 30              June 30
                                         -----------------     -----------------
                                          2003        2002      2003       2002
                                         ------      ------    ------     ------
  Net Sales
  ---------
Europe                                   28,297     21,948     55,219     43,322
North America                            11,889     11,874     23,882     23,496
Asia-Pacific                              6,170      5,798     11,699     10,988
Corporate                                    --         --         --         --
                                         ------     ------     ------     ------
  Consolidated                           46,356     39,620     90,800     77,806

  Gross Earnings
  --------------
Europe                                   10,364      8,334     21,041     16,589
North America                             3,580      3,738      7,563      7,067
Asia-Pacific                              1,960      1,898      3,650      3,531
Corporate / IC Profit Elim                  559         32        360        411
                                         ------     ------     ------     ------
  Consolidated                           16,483     14,002     32,814     27,598

  Operating Income
  ----------------
Europe                                    3,645      2,972      7,578      6,171
North America                               541        687      1,745      1,142
Asia-Pacific                                445        417        702        713
Corporate / IC Profit Elim                  362         36        117        344
                                         ------     ------     ------     ------
  Consolidated                            4,993      4,112     10,142      8,370


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